EXHIBIT 23.2

                              Consent of Accountant


June 30, 2000                     REGULAR MAIL


Board of Directors, Diversified Technologies Group, Inc.
13355 Noel Rd., Ste. 500
Dallas TX   75240


Re: Consent to Reference in Form S8 Registration Statement/REO


Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in the above Form S-8 Registration Statement of our report on the financial statements included in the Cassco Capital Corporation Annual Report on Form 10-KSB for the year ended December 31, 1999 and to all references to our firm included in said registration statement.

HALLIBURTON, HUNTER & ASSOCIATES, PC

/s/ Halliburton, Hunter & Associates, PC


Littleton, Colorado